UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

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[  ] Preliminary Proxy Statement

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[X] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to Rule 14a-12

Digital Ally, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Digital Ally, Inc.

9705 Loiret Boulevard

Lenexa, Kansas 66219

June 30, 2017

To our Stockholders:

I am pleased to invite you to attend the Special Meeting of Stockholders of Digital Ally, Inc. (“Digital”) to be held on Monday, August 14, 2017 at 10:00 a.m., CDT, at our Company facility at 9705 Loiret Boulevard, Lenexa, Kansas 66219. Details regarding admission to the Special Meeting and the business to be conducted are more fully described in the accompanying notice of Special Meeting and proxy statement.

We have elected to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe that the rules will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Special Meeting.

Your vote is important. I hope that you will vote as soon as possible whether or not you plan to attend the Special Meeting. Please review the instructions on each of your voting options described in the proxy statement and the notice of Special Meeting you received in the mail.

Thank you for your ongoing support of, and continued interest in, Digital Ally.

Sincerely,

Stanton E. Ross

President, Chief Executive Officer and

Chairman of the Board

Admission to the Special Meeting will be limited to stockholders. Please note that an admission ticket and picture identification will be required to enter the Special Meeting. For stockholders of record, an admission ticket is printed on the back cover of these proxy materials and on the notice of Special Meeting. An individual arriving without an admission ticket will not be admitted unless it can be verified that the individual was a Digital Ally stockholder as of the record date. Backpacks, cameras, cell phones with cameras, recording equipment and other electronic recording devices will not be permitted at the Special Meeting. Digital Ally reserves the right to inspect any persons or items prior to their admission to the Special Meeting. Failure to follow the meeting rules or permit inspection will be grounds for exclusion from the meeting.

Table of Contents

Page
Notice of Special Meeting of Stockholders	1
Proxy Statement for Special Meeting of Stockholders	2
Voting	2

Proposal One:
Ratification of the Amendment to our Articles of Incorporation to Increase the Number of Authorized Shares of Our Capital Stock that We May Issue From 9,375,000 to 25,000,000 Shares of Which All 25,000,000 Shall be Classified as Common Stock.	6

Proposal Two:
Amend the 2015 Digital Ally, Inc. Stock Option and Restricted Stock Plan to increase the Number of Shares Reserved for Issuance under the Plan by 500,000	9

Outstanding Equity Awards at Fiscal Year-End	11

Recent Stock Option and Restricted Stock Award Grants to Employees, Consultants, and Directors	13

Security Ownership of Certain Beneficial Owners and Management	16

Section 16(a) Beneficial Ownership Reporting Compliance

Other Matters	17

Appendix A – Amendment and Restatement of Article IX of the Articles of Incorporation of the Company	18

Appendix B – Second Amendment to the Digital Ally, Inc. 2015 Stock Option and Restricted Stock Plan	18

Cautionary Note Regarding Forward Looking Statements

Certain statements in this Proxy Statement may be considered to be “forward-looking statements” as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. In particular, these forward-looking statements include, among others, statements about, opportunities for and growth of our business, our plans regarding product development and enhancements, and our expectations regarding profitability. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “expect,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements speak only as of the date of this Proxy Statement. We assume no obligation to, and do not necessarily intend to, update these forward-looking statements.

Digital Ally, Inc.

9705 Loiret Blvd

Lenexa, Kansas 66219

(913) 814-7774

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on Monday, August 14, 2017

The Special Meeting of the Stockholders of Digital Ally, Inc., a Nevada corporation (“Digital,” the “Company,” “we,” “ours” and “us”), will be held at the corporate facility located at 9705 Loiret Boulevard, Lenexa, Kansas, 66219 on Monday, August 14, 2017 at 10:00 a.m., CDT, for the following purposes:

1.	To approve the ratification of an amendment to our Articles of Incorporation to increase the number of authorized shares of our capital stock that we may issue from 9,375,000 to 25,000,000, of which all 25,000,000 shares shall be classified as common stock (the “Share Increase Amendment Ratification”;

2.

To approve an amendment to the 2015 Digital Ally, Inc. Stock Option and Restricted Stock Plan to increase the number of shares reserved for issuance under such Plan by 500,000 (the “Amendment of the 2015 Stock Option Plan”); and

3.	To act upon such other business as may properly come before the Meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on June 28, 2017 will be entitled to vote at the Special Meeting or any adjournment or postponement thereof. You are cordially invited to attend the Special Meeting. Whether or not you plan to attend the Special Meeting, please sign, date and return your proxy to us promptly. Your cooperation in signing and returning the proxy will help avoid further solicitation expense.

Pursuant to rules promulgated by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a notice of Special Meeting and proxy statement, and by notifying you of the availability of our proxy materials on the Internet. Copies of our notice of Special Meeting and proxy statement are available at www.digitalallyinc.com.

By order of the Board of Directors

Stanton E. Ross
Chairman of the Board, President and Chief Executive Officer

June 30, 2017

Lenexa, Kansas

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE TO ENSURE THE PRESENCE OF A QUORUM. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY EXACTLY AS YOUR NAME APPEARS ON IT AND RETURN IMMEDIATELY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, OR VOTE BY PROXY ON THE INTERNET OR BY TELEPHONE.

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DIGITAL ALLY, INC.

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Digital Ally, Inc., a Nevada corporation, (referred to in this proxy statement as “Digital Ally,” “we,” “our,” “us,” or the “Company”) in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the Special Meeting of Stockholders to be held Monday, August 14, 2017 at 10:00 a.m., CDT, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying notice of Special Meeting of Stockholders. The Special Meeting will be held at our corporate facility, located at 9705 Loiret Boulevard, Lenexa, Kansas, 66219. The telephone number at that location is (913) 814-7774.

These proxy solicitation materials are first being mailed on or about June 30, 2017 to all stockholders entitled to vote at the meeting.

Who is Entitled to Vote?

Our Board of Directors has fixed the close of business on June 28, 2017 as the record date for a determination of stockholders entitled to notice of, and to vote at, the meeting. On the record date, 5,679,731 shares of our common stock were issued and outstanding, which class is voting stock, and is held of record by 89 stockholders.

Voting

You are entitled to one vote for each share of common stock that you hold on the record date on each matter that may come before the Special Meeting.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner?

If your shares are registered in your name with our transfer agent, Action Stock Transfer Corporation, you are the “record holder” of those shares. If you are a record holder, we have provided these proxy materials directly to you.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. As the beneficial owner, you have the right to instruct such organization on how to vote your shares.

Who May Attend the Meeting?

Record holders and beneficial owners may attend the Special Meeting. If your shares are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the record date.

How Do I Vote?

Record Holder

1.	Vote by Internet. The website address for Internet voting is on your proxy card.

2.	Vote by phone. Call 1 (800) 690-6903 and follow the instructions on your proxy card.

3.	Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

4.	Vote in person. Attend and vote at the Special Meeting.

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Beneficial Owner (Holding Shares in Street Name)

1.	Vote by Internet. The website address for Internet voting is on your vote instruction form.

2.	Vote by mail. Mark, date, sign and mail promptly the enclosed vote instruction form (a postage-paid envelope is provided for mailing in the United States).

3.	Vote in person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Special Meeting.

If you vote by Internet or phone, please DO NOT mail your proxy card.

Is My Vote Confidential?

Yes, your vote is confidential. Only the following persons have access to your vote: election inspectors, individuals who help with processing and counting your votes and persons who need access for legal reasons. If you write comments on your proxy card, your comments will be provided to the Company, but how you vote will remain confidential.

What Constitutes a Quorum?

We must have a quorum to carry on the business of the Special Meeting. Our Bylaws provide that the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business at the Special Meeting or any adjournment thereof. Broker non-votes (see definition below) and abstentions are counted as present to determine the existence of a quorum. The broker non-votes are counted because there are routine matters presented at the Special Meeting.

The stockholders present at a duly called or convened meeting at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. In the absence of a quorum at the Special Meeting or any adjournment thereof, a majority in voting interest of those present in person or by proxy and entitled to vote, or any officer entitled to preside at, or to act as secretary of, the Special Meeting may adjourn the Special Meeting until stockholders holding the amount of stock requisite for a quorum are present in person or by proxy.

What is a Broker Non-Vote?

If your shares are held in “street name,” you must instruct your bank, broker or other nominee as to how to vote your shares by following the instructions that the broker or other nominee provides to you. Brokers usually offer the ability for stockholders to submit voting instructions by mail by completing a vote instruction form, by telephone or over the Internet. If you do not provide voting instructions to your bank, broker or other nominee, your shares will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote, namely, “non-routine” matters. This is called a “broker non-vote.” On the other hand, if you do not provide voting instructions to your bank, broker or other nominee, such party has the discretion to vote your shares on “routine” matters.

Which Proposals are Considered “Routine” or “Non-Routine”?

Proposal 1, the “Share Increase Amendment Ratification,” is discretionary or “routine” and Proposal 2, “Amendment of the 2015 Stock Option Plan,” is non-discretionary or “non-routine” for brokers or other nominees.

How Many Votes are Needed for Each Proposal to Pass and is Broker Discretionary Voting Allowed?

For matters at the Special Meeting, if a quorum is present, Proposal 1, the “Share Increase Amendment ratification,” requires the vote of the holders of a majority of the outstanding shares in favor to pass and Proposal 2, requires the vote of the holders of a majority of the votes cast, excluding abstentions, in favor to pass.

Broker Discretionary Vote
Proposal	Vote Required	Allowed

Ratification	The affirmative vote of the holders of a majority of the outstanding shares	Yes

Option Plan	The affirmative vote of the holders of a majority of the votes cast.	No

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How are Abstentions Treated?

An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but specifically indicates an abstention from voting on one or more of the proposals. If you submit a proxy card or provide proxy instructions to your broker or other nominee and affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum for the meeting, but will not be voted at the Special Meeting. Abstentions only have an effect on the outcome of any matter being voted on that requires a certain level of approval based on our total voting stock outstanding. Thus, abstentions will have an effect on Proposal 1, “Ratification of the Share Increase Amendment,” but not on Proposal 2, “Amendment of the 2015 Stock Option Plan.”

What Are the Voting Procedures?

In voting by proxy on the proposals, you may vote for the proposal or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote up to and including the day of the Special Meeting by giving written notice to the Corporate Secretary of Digital Ally by delivering a proxy card dated after the date of the proxy or by voting in person at the Special Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Digital Ally, Inc., 9705 Loiret Boulevard, Lenexa, Kansas 66219, telephone (913) 814-7774, Attention: Corporate Secretary.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

We will pay all of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

What Happens if Additional Matters are Presented at the Special Meeting?

Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Special Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Special Meeting.

What is “Householding” and How Does it Affect Me?

Record holders who have the same address and last name will receive only one copy of their proxy materials, unless we are notified that one or more of these record holders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Stockholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other record holders with whom you share an address, receive multiple copies of these proxy materials, or if you hold Digital Ally stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Action Stock Transfer Corporation (in writing: Ms. Justeene Blankenship, Action Stock Transfer Corp., 7069 S. Highland Dr., Suite 300, Salt Lake City, UT 84121; or by telephone: (801) 274-1088; or by facsimile: (801) 274-1099).

If you participate in householding and wish to receive a separate copy of these proxy materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Action Stock Transfer as indicated above. Beneficial owners can request information about householding from their brokers, banks or other holders of record.

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Do I Have Dissenters’ (Appraisal) Rights?

Appraisal rights are not available to Digital Ally stockholders with any of the proposals described above to be brought before the Special Meeting.

Stockholder List

The stockholder list as of the record date will be available for examination by any stockholder at our corporate office, 9705 Loiret Boulevard, Lenexa, Kansas 66219, beginning July 28, 2017, which is at least ten business days prior to the date of the Special Meeting and the stockholder list will be available at the Special Meeting.

Our Voting Recommendations

Our Board of Directors recommends that you vote:

●	FOR the ratification of an amendment to our Articles of Incorporation to increase the number of authorized shares of our capital stock that we may issue from 9,375,000 to 25,000,000, of which all 25,000,000 shares shall be classified as common stock;

●	FOR an amendment to the 2015 Digital Ally, Inc. Stock Option and Restricted Stock Plan to increase the number of shares reserved for issuance under such Plan by 500,000; and

●	On such other matters that may properly come before the Special Meeting in accordance with the best judgment of the individual proxies named in the proxy.

Voting Results

The preliminary voting results will be announced at the Special Meeting. The final voting results will be calculated by our Inspector of Elections and published in our report on Form 8-K within four business days of the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 14, 2017:

Copies of our notice of Special Meeting and proxy statement are available online at www.digitalallyinc.com.

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PROPOSAL ONE

RATIFICATION OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR CAPITAL STOCK THAT WE MAY ISSUE FROM 9,375,000 TO 25,000,000 SHARES, OF WHICH ALL 25,000,000 SHARES SHALL BE CLASSIFIED AS COMMON STOCK.

On June 9, 2015 at our Annual Meeting of shareholders we presented a proposal to amend our Articles of Incorporation to increase the number of authorized shares of Common Stock that we may issue from 9,375,000 to 25,000,000 (the “Share Increase Amendment”). We reported that the vote on such proposal was sufficient to adopt the Share Increase Amendment in a Form 8-K, dated June 12, 2015. Our Board has determined that it is in the best interests of our stockholders and us to ratify, pursuant to Section 78.0296 of the Nevada Revised Statutes (NRS), the filing and effectiveness of the Share Increase Amendment we filed with the Nevada Secretary of State on June 16, 2015, which effected an increase in the number of authorized shares of Common Stock from 9,375,000 shares to 25,000,000 shares. If approved, this ratification will be retroactive to the date of effectiveness of the filing of the Share Increase Amendment with the Nevada Secretary of State.

We have not issued, or reserved for issuance, any shares of our common Stock in excess of 9,375,000, the number of authorized shares of our Common Stock prior to the Share Increase Amendment, since the 2015 Annual Meeting. As of June 28, 2017, we had 5,679,731 shares issued and outstanding and 3,489,121 shares reserved for issuance, for a total of 9,168,852.

Background

The definitive proxy statement relating to the 2015 Annual Meeting we filed with the SEC on April 28, 2015 (the “2015 Annual Meeting Proxy Statement”) stated:

We believe that an increase in the number of our authorized capital stock is prudent in order to assure that a sufficient number of shares of our capital stock is available for issuance in the future if our Board of Directors deems it to be in the best interests of our stockholders and us. Our Board of Directors has determined that a total of 25,000,000 shares of common stock to be a reasonable estimate of what might be required in this regard for the foreseeable future to (i) issue common stock in acquisitions or strategic transactions and other proper corporate purpose that may be identified by our Board in the future; (ii) issue common stock to augment our capital and increase the ownership of our capital stock; and (iii) provide incentives through the grant of stock options and restricted stock to employees, directors, officers, independent contractors, and others important to our business under our stock option plans. Immediately following this increase, the Company will have approximately 21,016,919 shares of common stock authorized but unissued and available for issuance. At present, we have 3,983,081 shares of common stock issued and outstanding, 370,743 shares issuable upon exercise of options granted under the Plans, and 94,186 shares issuable upon exercise of outstanding warrants to purchase common stock.

The remaining authorized but unissued shares of capital stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including those noted above. Our Board will be able to authorize the issuance of shares for the foregoing purposes and other transactions without the necessity, and related costs and delays of either calling a special stockholders’ meeting or waiting for the regularly scheduled Annual Meeting of Stockholders in order to increase the authorized capital. If in a particular transaction required stockholder approval by law or was otherwise deemed advisable by the Board, then the matter would be referred to the stockholders for their approval, even if we might have the requisite number of voting shares to consummate the transaction. The additional shares of common stock to be authorized by the Articles Amendment will have rights identical to the currently outstanding common stock. Adoption of the Articles Amendment and issuance of the additional common stock authorized thereby will not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of outstanding shares of our common stock, as discussed above.

We do not have any plans, commitments, arrangements, understandings or agreements, whether written or oral, to issue any of the shares that will be newly available following the approval of the proposed increase in the number of authorized shares.

At the 2015 Annual Meeting, our inspector of elections determined that the proposal to approve the Share Increase Amendment received the requisite stockholder approval and certified that the proposal had passed. As part of this determination, we counted votes cast by nominees/brokers in favor of the Share Increase Amendment without instruction from the beneficial owners of certain of our outstanding shares in accordance with the rules of the NYSE that govern how brokers may cast such votes. We did so in reliance on the instructions in contained the Voting Instruction Form that the nominees/brokers sent to their clients/beneficial owners in connection with the Annual Meeting stating that the proposal for the Share Increase Amendment was “routine,” or “discretionary,” and that they would vote the shares for which they received no instructions from their clients/beneficial owners in their discretion. However, the Proxy Statement for the 2015 Annual Meeting stated that nominees/brokers would not have discretionary voting authority with respect to the Share Increase Amendment and thus would not vote on the Share Increase Amendment without instruction from their clients/beneficial owners.

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We filed the 2015 Share Increase Amendment with the Secretary of State on June 16, 2015 and it became effective on the same date.

A question has been raised regarding the validity of the vote due to the disclosures in the Proxy Statement for the 2015 Annual Meeting regarding the authority of brokers/nominees to vote on the Share Increase Amendment without instruction and the fact that the stockholders’ votes in favor of the Share Increase Amendment were not tabulated in accordance with such disclosure.

Our Board, in consultation with counsel, has determined that the conflicting descriptions in the Proxy Statement for 2015 Annual Meeting of the Share Increase Amendment proposal as “non-discretionary” and in the Voting Instruction Form sent to the clients/beneficial owners by the brokers/nominees as “discretionary” may create some uncertainty as to the effect of the vote obtained at the 2015 Annual Meeting. Thus, our Board has determined that it is in the best interests of our stockholders and us to ratify the filing and effectiveness of the Share Increase Amendment pursuant to Section 78.0296 of the NVR to eliminate any uncertainty that may exist related to the effectiveness of this corporate act.

If the Share Increase Amendment Ratification is approved by our stockholders and becomes effective, the ratification will be retroactive to June 16, 2015, which was the date of the filing of the Share Increase Amendment with the Nevada Secretary of State.

Our Board Has Approved the Share Increase Amendment Ratification

Section 78.0296 of the NRS allows a Nevada corporation, by following specified procedures, to ratify a corporate act retroactive to the date the corporate act was originally taken. We do not believe that it is clear that the filing and effectiveness of the Share Increase Amendment is invalid and ineffective. However, on June 19, 2017, our Board determined that it would be advisable and in the best interests of our stockholders and us to ratify the filing and effectiveness of the Share Increase Amendment pursuant to Section 78.0296 of the NRS to eliminate any uncertainty that may exist related to its validity or effectiveness and unanimously adopted the resolutions to that effect. Our Board also recommended that our stockholders approve the Share Increase Amendment Ratification for purposes of Section 78.0296, and directed that the Share Increase Amendment Ratification be submitted to our stockholders for approval. The text of the Share Increase Amendment is set forth as Appendix A.

Filing of a Certificate of Validation

Upon the receipt of the required vote of the stockholders to approve the Share Increase Amendment Ratification, we plan to file a certificate of validation regarding the Share Increase Amendment with the Nevada Secretary of State (the “Share Increase Amendment Certificate of Validation”). The filing date of the Share Increase Amendment Certificate of Validation with the Nevada Secretary of State will be the validation effective time of the Share Increase Amendment Ratification within the meaning of Section 78.0296 of the NRS.

Retroactive Ratification of the Share Increase Amendment

Subject to the 180-day period for bringing legal challenges discussed below, when the Share Increase Amendment Certificate of Validation becomes effective in accordance with the NRS, it should eliminate any possible uncertainty as to whether the Share Increase Amendment is void or voidable as a result of the potential failure of authorization described above, and the effect of the ratification will be retroactive to the filing of the Share Increase Amendment with the Secretary of State on June 16, 2015.

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Time Limitations on Legal Challenges to the Ratification of the Share Increase Amendment

If the Share Increase Amendment Ratification becomes effective, under the NRS, any claim that the Share Increase Amendment ratified pursuant to the Share Increase Amendment Ratification is void or voidable due to a failure of authorization, must be brought within 180 days from the date of notice of we give to our stockholders of record of the Share Increase Amendment Certificate of Validation with the Nevada Secretary of State.

The Consequences if the Share Increase Amendment Ratification is Not Approved by Our Stockholders

If the Share Increase Amendment Ratification is not approved by the requisite vote of our stockholders, we will not be able to file the Share Increase Amendment Certificate of Validation with the Nevada Secretary of State and the Share Increase Amendment Ratification will not become effective in accordance with Section 78.0296 of the NRS. The failure to approve the Share Increase Amendment Ratification may leave us exposed to potential claims that (i) the vote on the Share Increase Amendment did not receive requisite stockholder approval and (ii) the Share Increase Amendment therefore was not validly adopted. As a result, we would not have sufficient authorized but unissued shares of Common Stock to permit future sales and issuances of Common Stock. Any inability to issue Common Stock in the future could have a material adverse effect on us.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal, except to the extent of their ownership of shares of our Common Stock and equity awards that may be granted to them under our equity incentive plans in the future.

Vote Required; Recommendation of the Board of Directors

Ratification of the Share Increase Amendment requires “FOR” votes from the holders of a majority of shares of our Common Stock outstanding as of the Record Date.

OUR BOARD RECOMMENDS A VOTE “FOR” THE SHARE INCREASE AMENDMENT RATIFICATION.

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PROPOSAL TWO

TO AMEND THE 2015 STOCK OPTION AND RESTRICTED STOCK PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN BY 500,000.

We are seeking stockholder approval to amend the 2015 Stock Option and Restricted Stock Plan (the “2015 Plan”) to increase the number of shares reserved for issuance under the 2015 Plan from 750,000 to 1,250,000. At June 28, 2017, there were 741,850 shares subject to restricted stock awards or stock options issued under the 2015 Plan since its adoption in 2015. We made such grants generally in lieu of cash bonuses and compensation, which helped to conserve cash in the 2015 and 2016 and plan to do the same in 2017. As a result of our past grants, we have 8,150 shares remaining available for awards as of June 28, 2017 under the 2015 Plan.

This Proposal 2 was included in our Proxy Statement for the 2017 Annual Meeting of Stockholders held on May 30, 2017 and was to be submitted for vote; however, due to the matters raised in Proposal 1, the Share Increase Amendment Ratification, consideration of this Proposal 2 was tabled and deferred to this Special Meeting. If this Proposal 2 receives the required affirmative vote, it will not be effective unless Proposal 1, the Share Increase Amendment Ratification, is adopted by the stockholders. Without such adoption, there may not be sufficient authorized shares of our common stock to implement this Proposal 2.

The purpose of the 2015 Plan is to offer all our employees, directors, and key consultants an opportunity to acquire a proprietary interest in our success, and remain in service to the Company and to attract new employees, directors and consultants. The 2015 Plan provides both for the direct award of shares, for the grant of options to purchase shares, as well as for the grant of Stock Appreciation Rights (SARs). Options granted under the 2015 Plan may include non-statutory options as well as incentive stock options intended to qualify under Section 422 of the Internal Revenue Code.

The Company has a policy of issuing new shares upon the exercise of stock options, awarding significant amounts of stock options or restricted stock grants to new employees and regularly awarding such to employees on an annual basis. Stock options are generally granted at the market price on the date of grant. Stock options and restricted stock grants have generally vested over one or more years for officers and employees and one year for directors. Stock options generally can be exercised within seven to ten years.

The aggregate number of shares of common stock that may be issued under the 2015 Plan was originally set at 300,000 shares. In order to continue, as well as enhance, the effectiveness of the Plan, the Board of Directors approved an amendment to increase the number of shares of Common Stock reserved for issuance under the Plan by 450,000, for a total of 750,000 shares on February 25, 2016, which amendment was approved at the 2016 Annual Meeting of Shareholders. Further, on February 24, 2017 the Board of Directors approved a new amendment to increase the number of shares of Common Stock reserved for issuance under the Plan by 500,000, for a total of 1,250,000 shares, which amendment is subject to approval at the Special Meeting of Shareholders.

The Board believes the approval of the amendment is necessary in order to make shares available for future awards, in part, due to the following.

(i) We anticipate that in order to meet the objectives and requirements of the 2015 Plan, we will likely utilize all the shares presently available for awards under the 2015 Plan in 2017; and

(ii) There are relatively few shares available for grant under our existing stock option plans. Due a number of factors, including the decline in the price of our common stock, the exercise prices of a large number of the options granted in prior years remain well above the current market price. Further, previous long-term restricted stock awards have, in large part, become fully vested. We face increasing competition from industry to retain our talented and experienced staff and add staff as appropriate. We believe that new equity awards that vest over longer periods are effective for retention and incentive compensation.

In view of the limited number of shares remaining for grants under the 2015 Plan and earlier stock option plans, the continued need to attract and maintain individuals of the highest caliber to positions on the Board, management and employment, the Board of Directors has concluded that the maximum number of shares of common stock that may be issued under the 2015 Plan should be increased by 500,000.

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The Board of Directors approved the increase in shares reserved under and required amendment to the 2015 Plan on February 24, 2017, subject to stockholder approval at the Special Meeting. If our stockholders approve the amendment to the 2015 Plan, 500,000 additional shares will be available for future grants.

The Board of Directors believes that it is in the best interests of us and our stockholders to approve the increase in shares reserved under the 2015 Plan. The Board believes that equity awards assist in retaining, motivating and rewarding employees, executives and consultants by giving them an opportunity to obtain long-term equity participation in us. In addition, equity awards are an important contributor to aligning the incentives of our employees with the interests of our stockholders.

The Board also believes equity awards are essential to attracting new employees and retaining current employees. Further, the granting of options to new and existing employees frequently permits us to pay lower salaries than otherwise might be the case. The Board of Directors believes that to remain competitive with other technology companies in our long-term incentive plans, we must continue to provide employees with the opportunity to obtain equity in us and that an inability to offer equity incentives to new and current employees would put us at a competitive disadvantage in attracting and retaining qualified personnel. Our named executive officers and directors have an interest in this proposal because they are expected to receive awards under the 2015 Plan if the amendment is approved at the Special Meeting.

The full text of the proposed amendment to increase the number of shares under the 2015 Plan is attached to this proxy statement as Appendix B.

Vote Required and Recommendation

The affirmative vote of a majority of the votes cast will be required to approve the amendment to the 2015 Plan.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO AMEND THE 2015 STOCK OPTION AND RESTRICTED STOCK PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN BY 500,000 SHARES.

Summary of the 2015 Stock Option and Restricted Stock Plan

The 2015 Plan, as amended authorizes us to issue 750,000 shares of common stock upon exercise of options and grant of restricted stock awards. The 2015 Plan authorizes us to grant (i) to the key employees incentive stock options to purchase shares of common stock and non-qualified stock options to purchase shares of common stock and restricted stock awards and (ii) to nonemployee directors and consultants’ non-qualified stock options and restricted stock. As of June 28, 2017, approximately 161 employees, two executive officers, and three non-employee directors were eligible to participate in the 2015 Plan.

The following paragraphs provide a summary of the principal features of the 2015 Plan and its operation. In addition, we have included the material change reflecting the proposed amendment to increase the number of shares reserved under the 2015 Plan. All references to the 2015 Plan in this summary will include the proposed amendment, unless the context requires otherwise. The summary is subject to the terms of the 2015 Plan and capitalized terms used herein shall have the meanings assigned to them in the 2015 Plan, unless the context otherwise requires. We will provide, upon request, a copy of the full text of the 2015 Plan to each person to whom a copy of this proxy statement is delivered. All written requests should be addressed as follows: Digital Ally, Inc., 9705 Loiret Blvd., Lenexa, KS 66219, Attention: Secretary.

Objectives. The objective of the 2015 Plan is to provide incentives to our key employees, officers, directors and consultants to achieve financial results aimed at increasing stockholder value and attracting talented individuals to us. Persons eligible to be granted stock options or restricted stock under the 2015 Plan will be those persons whose performance, in the judgment of the Compensation Committee of our Board of Directors, can have significant impact on our success.

Oversight. Our Board administers the 2015 Plan by making determinations regarding the persons to whom options or restricted stock should be granted and the amount, terms, conditions and restrictions of the awards. The Board also has the authority to interpret the provisions of the 2015 Plan and to establish and amend rules for its administration subject to the 2015 Plan’s limitations. In addition, under the 2015 Plan, our Board is authorized to re-price any Option granted under the Plan by lowering its exercise price after it is granted, canceling an Option at a time when its exercise price exceeds the Fair Market Value of the stock underlying the Option, in exchange for another Option or Award, as well as any other action that is treated as a re-pricing under generally accepted accounting principles.

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Number of Shares of Common Stock Available Under the 2015 Plan. If our stockholders approve the increase in the number of shares reserved under the 2015 Plan by 500,000, a total of 1,250,000 shares of our common stock will be reserved for issuance under the 2015 Plan. As of June 28, 2017, the 2015 Plan had 741,850 shares issued or reserved for issuance.

Outstanding Stock Options Held by Directors and Officers.

The following table presents information concerning the outstanding equity awards for the Directors and Officers as of June 28, 2017:

Outstanding Equity Awards at Fiscal Year-End

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned Options (#)	Option exercise price ($)	Option expiration date
Stanton E. Ross	15,000	—	—	$4.80	1/12/2022
Chairman, CEO and President	18,750	—	—	$13.20	1/10/2021
	3,750	—	—	$14.24	5/5/2019
	37,500	—	—	$54.40	1/2/2018
	21,875	—	—	$32.40	10/15/2017

Leroy C. Richie	10,000	—	—	$3.92	5/11/2026
Lead Outside Director	1,250	—	—	$9.52	6/3/2021
	1,250	—	—	$13.20	1/10/2021
	625	—	—	$14.24	5/5/2019
	6,250	—	—	$54.40	1/2/2018

Daniel F. Hutchins	10,000	—	—	$3.92	5/11/2026
Director	8,750	—	—	$3.52	5/25/2022
	1,250	—	—	$9.52	6/3/2021
	1,250	—	—	$13.20	1/10/2021
	625	—	—	$14.24	5/5/2019
	3,125	—	—	$12.72	5/5/2019
	6,250	—	—	$54.40	1/2/2018
	1,250	—	—	$32.00	10/1/2017

Michael J. Caulfield	10,000	—	—	$3.92	5/11/2026
Director

Thomas J. Heckman	12,500	—	—	$13.20	1/10/2021
CFO, Treasurer and Secretary	3,750	—	—	$24.80	7/30/2019
	3,750	—	—	$14.24	5/5/2019
	2,500	—	—	$12.72	3/30/2019
	12,500	—	—	$54.40	1/2/2018
	2,500	—	—	$32.40	10/15/2017

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Types of Grants. The 2015 Plan allows for the grant of incentive stock options, non-qualified stock options and restricted stock awards. The 2015 Plan does not specify what portion of the awards may be in the form of incentive stock options, non-statutory options or restricted stock. Incentive stock options awarded to our employees are qualified stock options under the Internal Revenue Code.

Statutory Conditions on Stock Option—Exercise Price. Incentive stock options granted under the 2015 Plan must have an exercise price at least equal to 100% of the fair market value of the common stock as of the date of grant. Incentive stock options granted to any person who owns, immediately after the grant, stock possessing more than 10% of the combined voting power of all classes of our stock, or of any parent or subsidiary corporation, must have an exercise price at least equal to 110% of the fair market value of the common stock on the date of grant. Non-statutory stock options may have an exercise price at least equal to 100% of the fair market value of the common stock as of the date of the grant.

- Dollar limit. The aggregate fair market value, determined as of the time an incentive stock option is granted, of the common stock with respect to which incentive stock options are exercisable by an employee for the first time during any calendar year cannot exceed $100,000. However, there is no aggregate dollar limitation on the amount of non-statutory stock options that may be exercisable for the first time during any calendar year.

- Expiration date. Any option granted under the 2015 Plan will expire at the time fixed by our Board of Directors, which cannot be more than ten years after the date it is granted or, in the case of any person who owns more than 10% of the combined voting power of all classes of our stock or of any subsidiary corporation, not more than five years after the date of grant.

- Exercisability. Our Board may also specify when all or part of an option becomes exercisable, but in the absence of such specification, the option will ordinarily be exercisable in whole or in part at any time during its term. However, the board of directors may accelerate the exercisability of any option at its discretion.

- Assignability. Options granted under the 2015 Plan are not assignable. Incentive stock options may be exercised only while we employ the optionee or within twelve months after termination by reason of death or disabilities or within three months after termination for any other reason.

Payment upon Exercise of Options. Payment of the exercise price for any option may be in cash, or with our consent, by withheld shares which, upon exercise, have a fair market value at the time the option is exercised equal to the option price (plus applicable withholding tax) or in the form of shares of common stock, subject to restrictions.

Restricted Stock. Our Board is authorized to grant restricted stock awards. A restricted stock grant is a grant of shares of our common stock, which is subject to restrictions on transferability, risk of forfeiture and other restrictions and which may be forfeited in the event of certain terminations of employment or service prior to the end of a restricted period specified by the Board of Directors. A participant granted restricted stock generally has all of the rights of a stockholder, unless otherwise determined by the Compensation Committee.

Merger or Sale of Assets. If we merge with or into another corporation, or sell all or substantially all our assets, any unvested Awards will vest immediately prior to closing of the event resulting in the change of control, and the Board shall have the power and discretion to provide for each award holder’s election alternatives regarding the terms and conditions for the exercise of such awards. The alternative may provide that each outstanding stock option and restricted stock award will be assumed or substituted for by the successor corporation (or a parent or subsidiary or such successor corporation). If there is no assumption or substitution of outstanding awards, the administrator will provide notice to the recipient of his alternatives regarding his right to exercise the stock option as to all the shares subject to the stock option.

Amendment and Termination of the 2015 Plan. The administrator has the authority to amend, alter, suspend, or terminate the 2015 Plan, except that stockholder approval will be required for any amendment to the 2015 Plan to the extent required by any applicable law, regulation, or Nasdaq or stock exchange rule. Any amendment, alteration, suspension, or termination will not, without the consent of the participant, materially adversely affect any rights or obligations under any stock option or restricted stock award previously granted. The 2015 Plan has a term of ten (10) years beginning June 19, 2015, unless terminated earlier by the administrator.

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Recent Stock Option and Restricted Stock Award Grants to Employees, Consultants, and Directors

As of June 28, 2017, we had adopted seven separate stock option and restricted stock plans: (i) the 2005 Stock Option and Restricted Stock Plan (the “2005 Plan”), (ii) the 2006 Stock Option and Restricted Stock Plan (the “2006 Plan”), (iii) the 2007 Stock Option and Restricted Stock Plan (the “2007 Plan”), (iv) the 2008 Stock Option and Restricted Stock Plan (the “2008 Plan”), (v) the 2011 Stock Option and Restricted Stock Plan (the “2011 Plan”), (vi) the 2013 Stock Option and Restricted Stock Plan (the “2013 Plan”) and (vii) the 2015 Stock Option and Restricted Stock Plan (the “2015 Plan”). The 2005 Plan, 2006 Plan, 2007 Plan, 2008 Plan, 2011 Plan, 2013 Plan and 2015 Plan are referred to as the “Plans.”

These Plans permit the grant of stock options or restricted stock to its employees, non-employee directors and others for up to a total of 1,925,000 shares of common stock. The 2005 Plan terminated during 2015 with 28 shares not awarded or underlying options, which shares are now unavailable for issuance. Stock options granted under the 2005 Plan that remain unexercised and outstanding as of June 28, 2017 total 26,813. The 2006 Plan terminated during 2016 with 4,505 shares not awarded or underlying options, which shares are now unavailable for issuance. Stock options granted under the 2006 Plan that remain unexercised and outstanding as of June 28, 2017 total 62,080. The 2007 Plan terminated during 2017 with 48,500 shares not awarded or underlying options, which shares are now unavailable for issuance. Stock options granted under the 2007 Plan that remain unexercised and outstanding as of June 28, 2017 total 41,875.

We believe that such awards better align the interests of our employees with those of our stockholders. Option awards have been granted with an exercise price equal to the market price of our stock at the date of grant with such option awards generally vesting based on the completion of continuous service and having ten-year contractual terms. Restricted stock awards have also been made under the Plans. A restricted stock award is a grant of shares of the common stock that is subject to restrictions on transferability, risk of forfeiture and other restrictions and that may be forfeited in the event of certain terminations of employment or service prior to the end of a restricted period specified by the Compensation Committee. These option and restricted stock awards typically provide for accelerated vesting if there is a change in control (as defined in the Plans). We have registered all shares of common stock that are issuable under our Plans with the SEC. A total of 8,363 shares remained available for awards under the various Plans as of June 28, 2017.

The number of stock options and restricted stock awards that an employee, director, or consultant may receive under our Plans is in the discretion of the administrator and therefore cannot be determined in advance, although the Board of Directors’ policy for 2016 was to grant directors stock options that vest over a one-year period and to grant officers restricted shares that vest over a two-year period.

The following table sets forth (a) the aggregate number of shares subject to options and restricted stock granted under the Plans during the year-ended December 31, 2016 and (b) the average per share exercise price of such options.

Stock Option and Restricted Stock Grants

Name of Individual or Group	Number of Restricted Shares of Common Stock Granted	Number of Options Granted	Average per Share Exercise
Stanton E. Ross, Chairman of the Board, CEO & President	100,000	—	—
Leroy C. Richie, Director	—	10,000	$3.92
Daniel F. Hutchins, Director	—	10,000	$3.92
Michael J. Caulfield, Director	—	10,000	$3.92
Thomas J. Heckman, Vice President, CFO, Treasurer & Secretary	100,000	—	—

All executive officers, as a group	200,000	—	—
All directors who are not executive officers, as a group	—	30,000	$3.92
All employees who are not executive officers, as a group	90,000	—	—

The following table sets forth (a) the aggregate number of shares subject to options and restricted stock granted under the Plans during the period from January 1, 2017 through June 28, 2017 and (b) the average per share exercise price of such options.

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Stock Option and Restricted Stock Grants

Name of Individual or Group	Number of Restricted Shares of Common Stock Granted	Number of Options Granted	Average per Share Exercise
Stanton E. Ross, Chairman of the Board, CEO & President	125,000	—	—
Leroy C. Richie, Director	—	—	—
Daniel F. Hutchins, Director	—	—	—
Michael J. Caulfield, Director	—	—	—
Thomas J. Heckman, Vice President, CFO, Treasurer & Secretary	75,000	—	—

All executive officers, as a group	200,000	—	—
All directors who are not executive officers, as a group	—	—	—
All employees who are not executive officers, as a group	—	—	—

Federal Tax Aspects

The following summary is a brief discussion of certain federal income tax consequences to U.S. taxpayers and to the Company of stock option and restricted stock awards granted under the 2015 Plan. This summary is not intended to be a complete discussion of all the federal income tax consequences of the 2015 Plan or of all the requirements that must be met in order to qualify for the tax treatment described below. The following summary is based upon the provisions of U.S. federal tax law in effect on the date hereof, which is subject to change (perhaps with retroactive effect), and does not constitute tax advice. In addition, because tax consequences may vary, and certain exceptions to the general rules discussed in this summary may be applicable, depending upon the personal circumstances of individual recipients and each recipient should consider his or her personal situation and consult with his or her own tax advisor with respect to the specific tax consequences applicable to him or her. The following assumes stock options have been granted at an exercise price per share at least equal to 100% of the fair market value of the Company’s common stock on the date of grant.

Tax consequences of nonqualified stock options. In general, an employee, director or consultant will not recognize income at the time of the grant of nonqualified options under the 2015 Plan. When an optionee exercises a nonqualified stock option, he or she generally will recognize ordinary income equal to the excess, if any, of the fair market value (determined on the day of exercise) of the shares of the common stock received over the option exercise price. The tax basis of such shares to the optionee will be equal to the exercise price paid plus the amount of ordinary income includible in his or her gross income at the time of the exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a nonqualified stock option, the optionee will have taxable capital gain or loss, measured by the difference between the amount realized on the sale or exchange and the tax basis of the shares. The capital gain or loss will be short-term or long-term depending on holding period of the shares sold.

Tax consequences of incentive stock options. In general, an employee will not recognize income on the grant of incentive stock options under the 2015 Plan. Except with respect to the alternative minimum tax, an optionee will not recognize income on the exercise of an incentive stock option unless the option exercise price is paid with stock acquired on the exercise of an incentive stock option and the following holding period for such stock has not been satisfied. For purposes of the alternative minimum tax, however, an optionee will be required to treat an amount equal to the difference between the fair market value (determined on the day of exercise) of our shares of the common stock received and the exercise price as an item of adjustment in computing the optionee’s alternative minimum taxable income.

An optionee will recognize long-term capital gain or loss on a sale of the shares acquired on exercise, provided the shares acquired are not sold or otherwise disposed of before the earlier of: (i) two years from the date of grant of the option, or (ii) one year from the date of exercise of the option. In general, the amount of gain or loss will equal the difference, if any, between the sale price of such shares and the exercise price. If the stock is not held for the required period of time, the optionee will recognize ordinary income to the extent the fair market value (determined on the day of exercise) of the stock exceeds the option price, but limited to the gain recognized on sale. The balance of any such gain will be a short-term or long-term capital gain (depending on the applicable holding period).

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For the exercise of a stock option to qualify for the foregoing incentive stock option tax treatment, an optionee generally must be our employee continuously from the date of the grant until any termination of employment, and in the event of a termination of employment, the stock option must be exercised within three months after the termination.

Tax consequences of restricted stock awards. In general, the recipient of a stock award that is not subject to restrictions will recognize ordinary income at the time the shares are received equal to the excess, if any, of the fair market value of the shares received over the amount, if any, the recipient paid in exchange for the shares. If, however, the shares are subject to vesting or other restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture) when the shares are granted (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the shares becomes vested or the restrictions otherwise lapse, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of vesting (or the date of the lapse of a restriction) less the amount, if any, the recipient paid in exchange for the shares. If the shares are forfeited under the terms of the restricted stock award, the recipient will not recognize income and will not be allowed an income tax deduction with respect to the forfeiture.

A recipient may file an election under Section 83(b) of the Internal Revenue Code with the Internal Revenue Service within thirty (30) days of his or her receipt of a restricted stock award to recognize ordinary income, as of the award date, equal to the excess, if any, of the fair market value of the shares on the award date less the amount, if any, the recipient paid in exchange for the shares. If a recipient makes a Section 83(b) election, then the recipient will not otherwise be taxed in the year the vesting or restriction lapses, and, if the stock award is forfeited, he or she will not be allowed an income tax deduction. If the recipient does not make a Section 83(b) election, dividends paid to the recipient on the shares prior to the date the vesting or restrictions lapse will be treated as compensation income.

The recipient’s tax basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus the amount includible in his or her gross income as compensation in respect of such shares.

Withholding and other consequences. Any compensation includible in the gross income of a recipient will be subject to appropriate federal and state income tax withholding.

Tax effect for the Company. We are generally entitled to an income tax deduction in connection with a stock option or restricted stock award granted under the 2015 Plan in an amount equal to the ordinary income realized by a recipient at the time the recipient recognizes such income (for example, the exercise of a nonqualified stock option). Special rules may limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four most highly compensated executive officers under Section 162(m) of the Internal Revenue Code to the extent that annual compensation paid to any of the foregoing individuals exceeds $1,000,000.

THE FOREGOING IS ONLY A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF STOCK OPTIONS, STOCK APPRECIATION RIGHTS, AND RESTRICTED STOCK AWARDS UNDER THE 2015 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A RECIPIENT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY STATE OR FOREIGN COUNTRY IN WHICH THE RECIPIENT MAY RESIDE. THE FOREGOING SUMMARY IS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY TAXPAYER, TO AVOID PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 28, 2017, the number and percentage of outstanding shares of common stock beneficially owned by each person known by us to beneficially own more than five percent of such stock. We have no other class of capital stock outstanding. The following table sets forth information regarding ownership of our common stock by:

●	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our outstanding common stock;
●	each of our directors and nominees for director;
●	each of our named executive officers; and
●	all directors and executive officers as a group.

The amounts for our named executive officers and directors as a group and our significant stockholders are as of June 28, 2017, the Record Date, unless otherwise indicated in a footnote below. Beneficial ownership in this table is determined in accordance with the rules of the SEC, and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of common stock deemed outstanding includes all shares of restricted stock and those shares issuable upon exercise of options held by the respective person or group that may be exercised within 60 days after June 28, 2017. For purposes of calculating each person’s or group’s percentage ownership, unvested stock options exercisable within 60 days and all shares of restricted stock are included for that person or group, but not for any other person or group. Percentage of beneficial ownership is based on the shares of common stock outstanding as of June 28, 2017.

Name and address of beneficial owner	Amount and nature of beneficial	Percent of class
5% Stockholders (excluding executive officers and directors):
None (1)(2)(3)

(1) Based solely on a review of Schedule 13G/A filed on January 30, 2017 by Hudson Bay Master Fund, Ltd. and Schedule 13G/A filed on February 12, 2016 by CVI Investments, Inc.

(2) Hudson Bay Master Fund, Ltd. owns warrants exercisable to purchase a total of 769,795 shares of common stock at a price of $13.43 per share and 412,200 shares at a price of $5.00 per share. The warrants contain provisions that limit the number of shares issuable upon their exercise to 4.99% beneficial ownership of our common stock, or 9.99% beneficial ownership if the holder gives us written notice, which it has not. An increase in the ownership limit to 9.9% would amount to beneficial ownership of 574,969 shares if the holder exercised that portion of its warrants.

(3) CVI Investments, Inc. owns warrants exercisable to purchase a total of 749,795 shares of common stock at a price of $13.43 per share and 400,000 shares at a price of $5.00 per share. The warrants contain provisions that limit the number of shares issuable upon their exercise to 4.99% beneficial ownership of our common stock, or 9.99% if the holder gives us written notice, which it has not. An increase of the ownership limit to 9.9% would amount to beneficial ownership of 574,969 shares if the holder exercised that portion of its warrants.

The following table sets forth, as of June 28, 2017, the number and percentage of outstanding shares of common stock beneficially owned by each director of the Company, each named officer of the Company, and all our directors and executive officers as a group. We have no other class of capital stock outstanding.

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Security Ownership of Executive Officers and Directors

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class
Executive Officers & Directors: (1)
Stanton E. Ross (2)	508,387	8.7%
Leroy C. Richie (3)	58,593	1.0%
Daniel F. Hutchins (4)	66,450	1.1%
Michael J. Caulfield (5)	12,855	0.2%
Thomas J. Heckman (6)	468,823	8.0%

All officers and directors as a group (five individuals)	1,115,108	19.0%

(1)	The address of these persons is c/o Digital Ally, Inc. 9705 Loiret Blvd, Lenexa, KS 66219.
(2)	Mr. Ross’s total shares include: (i) 220,000 restricted shares that are subject to forfeiture to us and (ii) vested options exercisable to purchase 96,875 shares of common stock. Mr. Ross has pledged 200,525 common shares and options exercisable to purchase 96,875 shares of common stock to the lenders as collateral for personal loans.
(3)	Mr. Richie’s total shares include: (i) 9,000 restricted shares of common stock that are subject to forfeiture to us and, (ii) vested options exercisable to purchase 19,375 shares of common.
(4)	Mr. Hutchins’s total shares include: (i) 9,000 restricted shares of common stock that are subject to forfeiture to us and, (ii) vested options exercisable to purchase 32,500 shares of common stock.
(5)	Mr. Caulfield’s total shares include vested options to purchase 10,000 shares of common stock.
(6)	Mr. Heckman’s total shares include (i) 170,000 restricted shares that are subject to forfeiture to us; (ii) vested options exercisable to purchase 37,500 shares of common stock; and (iii) 76,040 shares of common stock held in the Company’s 401(k) Plan (determined on December 31, 2016) as to which Mr. Heckman has voting power as trustee of the 401(k) Plan. Mr. Heckman has pledged 155,283 common shares to financial institutions as collateral for personal loans.

OTHER MATTERS

The Board of Directors is not aware of any other matters to be presented for action at the Special Meeting. However, if any other matter is properly presented at the Special Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

Chairman of the Board, Chief Executive Officer and President
June 30, 2017
Lenexa, Kansas

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Appendix A

“Article IX of the Articles of Incorporation of the Company is amended and restated in its entirety to read as follows:

Authorized Shares. The aggregate number of shares of capital stock that the Corporation will have the authority to issue is twenty-five million (25,000,000) shares, of which all twenty-five million (25,000,000) shares will be designated common stock, par value of $0.001 each share (the “Common Stock”). The holders of the Common Stock shall have one (1) vote per share on each matter submitted to a vote of stockholders. Each share of Common Stock shall be entitled to the same dividend and liquidation rights. The capital stock of this Corporation, after the amount of the subscription price has been paid, shall never be assessable, or assessed to pay debts of this Corporation.”

Appendix B

SECOND AMENDMENT TO DIGITAL ALLY, INC.

2015 STOCK OPTION AND RESTRICTED STOCK PLAN

Pursuant to Section 12 of the Digital Ally, Inc. 2015 Stock Option and Restricted Stock Plan (the “Plan”), the Board of Directors (the “Board”) of Digital Ally, Inc. (the “Corporation”) hereby amends the Plan, subject to the approval of the Corporation’s stockholders. This Amendment to the Digital Ally, Inc. 2015 Stock Option and Restricted Stock Plan (the “Second Amendment”) is effective as of the date of shareholder approval as provided in Section 12 hereof. The Company previously amended the Plan effective May 12, 2016.

1. PURPOSE OF THE AMENDMENT

The Corporation wishes to amend the Plan to increase the aggregate number of Shares that may be granted under the Plan.

2. AMENDMENT

Section 4 of the Plan is hereby amended and restated in its entirety to read as follows:

STOCK SUBJECT TO THE PLAN.

(a) Stock Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the shares of Common Stock that may be issued pursuant to Awards shall not exceed in the aggregate one million two hundred-fifty thousand (1,250,000) shares of Common Stock.

This Amendment amends only the provision of the Plan as noted above, and those provisions not expressly amended herein shall be considered in full force and effect. Notwithstanding the foregoing, this Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this Amendment.

3. APPROVAL OF STOCKHOLDERS

This Amendment was adopted by the Board on February 24, 2017, and is subject to approval by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present or by an action by written consent no later than February 23, 2018.

4. EXECUTION

To record the adoption of this Amendment by the Board on February 24, 2017, the Corporation has caused an authorized officer to affix the Corporate name hereto.

DIGITAL ALLY, INC.
BY Stanton E. Ross

Chairman of the Board, Chief Executive Officer and President

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Admission Ticket

Bring this ticket with you for admission to the Special Meeting

Digital Ally, Inc.

Special Meeting of Stockholders

Monday, August 14, 2017 at 10:00 a.m. CDT

9705 Loiret Boulevard

Lenexa, Kansas 66219

Your vote is important

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

DIGITAL ALLY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MONDAY, AUGUST 14, 2017

The undersigned hereby appoints Thomas J. Heckman and Christa Johnson, and each of them as the true and lawful attorney, agent and proxy of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of Digital Ally, Inc. held of record by the undersigned on June 28, 2017, at the Special Meeting of Stockholders to be held at the corporate facility located at 9705 Loiret Boulevard, Lenexa, Kansas 66219, on Monday, August 14, 2017 at 10:00 a.m., CDT, and at any adjournments thereof.

Any and all proxies heretofore given are hereby revoked.

When properly executed, this proxy will be voted as designated by the undersigned.

If no choice is specified, the proxy will be voted, in relation to Proposal 1, FOR the ratification of an amendment to our Articles of Incorporation to increase the number of authorized shares of our capital stock that we may issue from 9,375,000 to 25,000,000, of which all 25,000,000 shares shall be classified as common stock, and in relation to Proposal 2, FOR the adoption of an amendment to the 2015 Digital Ally, Inc. Stock Option and Restricted Stock Plan to increase the number of shares reserved for issuance under such Plan by 500,000.

In his or her discretion, the proxy is authorized to vote upon such other business that may properly come before the Special Meeting.

(Continued and to be dated and signed on reverse side)

Special Meeting of Stockholders of Digital Ally, Inc.

Monday, August 14, 2017

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please mark your vote in blue or black ink.

Please detach along perforated line and mail in the envelope provided.

The Board of Directors recommends that you vote as follows: “FOR” Proposals 1 and 2.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

Proposal 1. FOR the ratification of an amendment to our Articles of Incorporation to increase the number of authorized shares of our capital stock that we may issue from 9,375,000 to 25,000,000, of which all 25,000,000 shares shall be classified as common stock:

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

Proposal 2. FOR the amendment of the 2015 Stock Option and Restricted Stock Plan to increase the number of shares reserved for issuance under the Plan by 500,000:

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

In his discretion, the proxy is authorized to vote upon such other business that may properly come before the Special Meeting.

Signature of Stockholder	Date	Signature of Stockholder	Date

NOTE:	Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.